UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2016

FXCM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Water Street, FL 50, New York, NY	10041
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (646) 432-2986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2016, FXCM Inc. (together with its subsidiaries, “FXCM”) and Leucadia National Corporation (“Leucadia”) issued a joint press release announcing that FXCM and Leucadia have agreed to terminate the Amended and Restated Letter Agreement (“Letter Agreement”) and to amend the terms of the Amended and Restated Credit Agreement (“Credit Agreement”), each dated January 24, 2015. FXCM and Leucadia replaced the Letter Agreement with an Amended and Restated Limited Liability Company Agreement of FXCM Group, LLC (“LLC Agreement”), effective September 1, 2016, pursuant to which Leucadia owns a 49.9% membership interest in FXCM Group, LLC and FXCM Holdings, LLC owns a 50.1% membership interest in FXCM Group, LLC. Concurrently with the effectiveness of the LLC Agreement, (1) FXCM Group, LLC and FXCM Holdings, LLC entered into a Management Agreement pursuant to which FXCM Holdings, LLC will manage the assets and day-to-day operations of FXCM Group, LLC, and (2) FXCM Group, LLC adopted a 2016 Incentive Bonus Plan for Founders and Executives (“Management Incentive Plan”) under which participants are entitled to certain distributions made after Leucadia’s principal and interest under the Credit Agreement are repaid. The material terms of the transactions are described below.

Principal Changes to the Credit Agreement

•	The maturity date of the Credit Agreement has been extended by one year to January 16, 2018 to allow FXCM more time to optimize remaining asset sales. While FXCM is actively marketing the non-core assets it has identified to be sold, Leucadia and FXCM concluded that greater value could be realized for all stakeholders through additional time to complete the asset sales.

•	FXCM will have the right to defer any three of the remaining interest payments by paying interest in kind, which will permit FXCM to maintaining flexibility to invest and grow its core business.

•	Until the loan under the Credit Agreement is fully repaid, all distributions and sales proceeds will continue to be used solely to repay the principal and interest.

Principal Changes to the Letter Agreement and Entry into the LLC Agreement, Management Incentive Plan and Management Agreement

•	The Letter Agreement was terminated effective September 1, 2016, and the material terms of the Letter Agreement are now reflected in the Amended and Restated Limited Liability Company Agreement of FXCM Group, LLC (the “LLC Agreement”).

•	The existing FXCM Newco, LLC (“Newco”) agreement has been replaced by the LLC Agreement, and Newco has been renamed FXCM Group, LLC (“FXCM Group”). Leucadia owns a 49.9% membership interest in FXCM Group, and FXCM Holdings, LLC owns a 50.1% membership interest in FXCM Group.

•	The LLC Agreement provides that FXCM Group will be governed by an eight-member board of directors, comprising three directors appointed by Leucadia, who will be Rich Handler, Brian Friedman and Jimmy Hallac, three directors appointed by FXCM, who will be Drew Niv, William Ahdout and David Sakhai, and two independent directors, one each to be nominated by Leucadia and FXCM within the next 90 days.

•	Subject to certain exceptions, no FXCM Group distributions are permitted under the LLC Agreement until the principal and interest due under the Credit Agreement are repaid.

•	Reflecting the new partnership, FXCM will share Leucadia’s right to request a sale process after January 16, 2018, subject to both Leucadia and FXCM reasonably accepting the highest reasonable sales price.

•	Concurrently with the execution of the LLC Agreement, FXCM Group and FXCM Holdings, LLC entered into a Management Agreement pursuant to which FXCM Holdings, LLC will manage the assets and day-to-day operations of FXCM Group and its subsidiaries.

•	Simultaneously with the execution of the LLC Agreement, FXCM Group adopted the 2016 Incentive Bonus Plan for Founders and Executives, a long-term incentive program with a five-year vesting period, in order to retain and incentivize FXCM senior management to maximize cash flow generation and the growth of the business. Distributions under the incentive program will be made only after Leucadia’s principal and interest under the Credit Agreement are repaid and will equal the following:

o	10% of all distributions from FXCM Group up to $350 million;

o	12% of all distributions from FXCM Group from $350 million to $850 million; and

o	14% of all distributions from FXCM Group above $850 million.

Long-term incentive program participants will receive their share of any distributions or sales proceeds while unvested. In addition, if a participant is terminated from employment other than for cause or due to a material breach of a restrictive covenant, he or she will receive either a non-voting membership interest in FXCM Group that entitles the participant to the same distributions he or she would have otherwise received under the incentive program or a lump-sum cash amount, as determined by the plan administrator in its sole discretion. If a participant is terminated from employment for cause or due to a material breach of a restrictive covenant, he or she would not be entitled to distributions following such termination and will forfeit all interests under the plan. A termination payment will also be paid upon any change of control of FXCM Group.

•	Leucadia will be entitled to receive additional distributions of proceeds that, when added to its 49.9% membership interest, result in the following distribution percentages:

	Old Waterfall	New Waterfall
Amounts due under Credit Agreement	100% Leucadia	100% Leucadia
Next $350 million	50% Leucadia / 50% FXCM	45% Leucadia / 45% FXCM / 10.0% FXCM Management
Next $500 million	90% Leucadia / 10% FXCM	79.2% Leucadia / 8.8% FXCM / 12.0% FXCM Management
All aggregate amounts thereafter	60% Leucadia / 40% FXCM	51.6% Leucadia / 34.4% FXCM / 14.0% FXCM Management

The above description of the transactions between FXCM and Leucadia and adoption of the FXCM Group, LLC 2016 Incentive Bonus Plan is not complete and is qualified in its entirety by reference to the copies of the respective agreements and incentive plan filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, each of which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference herein.

Item 5.02	Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Limited Liability Company Agreement of FXCM Group, LLC, dated as of September 1, 2016

10.2	FXCM Group, LLC 2016 Incentive Bonus Plan for Founders and Executives, effective September 1, 2016

10.3	Management Agreement between FXCM Holdings, LLC and FXCM Group, LLC, dated as of September 1, 2016

10.4	First Amendment to Amended and Restated Credit Agreement, dated as of September 1, 2016, by and among FXCM Holdings, LLC, FXCM Newco, LLC, certain other loan parties, and Leucadia National Corporation, as administrative agent

99.1	Press Release, dated September 1, 2016

99.2	Unaudited pro forma consolidated financial information of FXCM Inc. as of and for the six months ended June 30, 2016, and for the year ended December 31, 2015, and related notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

September 8, 2016	By:	/s/ David S. Sassoon
		Name:	David S. Sassoon
		Title:	General Counsel